EXHIBIT 99.2

            JUNIATA VALLEY FINANCIAL CORP. ANNOUNCES SPECIAL DIVIDEND

Mifflintown, PA - The Board of Directors of the Juniata Valley Financial Corp. (OTC-BB: JUVF.OB), recently declared a $1.00 per share Special Cash Dividend which cannot be used for the Dividend Reinvestment Program. This dividend is above the normal dividend declared by the Juniata Valley Financial Corp. and is payable on April 1, 2005, to shareholders of record as of March 1, 2005.


The Juniata Valley Bank was chartered in 1867 and has 11 offices serving Juniata, Mifflin, Perry and Huntingdon counties. More information regarding The Juniata Valley Bank can be found online at www.jvbonline.com.